As filed with the Securities and Exchange Commission on September 26, 2003

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                    FORM S-8
             Registration Statement under the Securities Act of 1933
                                 _______________

                                INNOVO GROUP INC.
             (Exact name of registrant as specified in its charter)

      Delaware                                          11-2928178
State or other jurisdiction of          (I.R.S. employer identification number)
incorporation or organization)


                         5900 S. Eastern Ave., Suite 104
                               Commerce, CA 90040
          (Address, including zip code, of principal executive offices)
                              _____________________

                       2000 Employee Stock Incentive Plan
                            (Full titles of the plan)
                              _____________________

                              Samuel J. Furrow, Jr.
                             Chief Executive Officer
                                Innovo Group Inc.
                         5900 S. Eastern Ave., Suite 104
                               Commerce, CA 90040

 (Name, address and telephone number, including area code, of agent for service)

                                 With copies to:

                              Paul A. Belvin, Esq.
                       Akin Gump Strauss Hauer & Feld LLP
                           1333 New Hampshire Ave., NW
                              Washington, DC 20036
                                 (202) 887-4000
                               Fax: (202) 887-4288
          (Telephone number, including area code, of agent for service)
                              _____________________


                                          CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                        |                        |     Proposed    | Proposed Maximum   |
                Title of                |          Amount        |     Maximum     |    Aggregate       |       Amount of
               Securities               |          to be         |  Offering Price |  Offering Price    |    Registration Fee
            to be Registered            |        Registered      |    Per Share    |                    |
                                        |                        |                 |                    |
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per share |   2,000,000 shares (1) |     $6.495 (2)  |   $12,990,000 (2)  |       $1,050.89
---------------------------------------------------------------------------------------------------------------------------------

(1) Issuable upon stock awards to be granted or upon exercise of options granted or to be granted under the 2000 Employee Stock Incentive Plan, as amended (the "Plan"). Represents an increase in the number of shares of common stock of Innovo Group Inc., a Delaware corporation (the "Registrant"), available for issuance under such Plan from 1,000,000 to 3,000,000, such increase approved on May 22, 2003 by the Registrant's stockholders. Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Pursuant to Rule 457(c) and (h)(1), the proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for options that may be issued under the Plan to acquire up to 2,000,000 shares of common stock are estimated solely for purposes of calculating the registration fee and is based on the average of the high and low prices of the Registrant's common stock of $6.495 per share as quoted on the NASDAQ SmallCap Market for September 24, 2003.

                                EXPLANATORY NOTE

         This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which Registration Statement No. 333-102580 on Form S-8, as filed with the Securities and Exchange Commission ("SEC") on January 17, 2003, and as amended by Amendment No. 1 to Form S-8, as filed with the SEC on April 30, 2003, relating to the Plan, is effective (the "Original Registration Statement"). This Registration Statement is registering an additional 2,000,000 shares of common stock of the Registrant, increasing the maximum number of shares of common stock available to be issued under the Plan from 1,000,000 shares to 3,000,000 shares. This increase in the maximum number of shares available for issuance under the Plan, together with an amendment increasing the maximum number of shares of common stock that may be granted under the Plan to any individual during any calendar year from 500,000 shares to 1,250,000 shares, was approved by the Registrant's stockholders on May 22, 2003.

         Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.      Exhibits

Exhibit No.              Description of Exhibit
-----------              ----------------------

5            Opinion of Akin Gump Strauss Hauer & Feld LLP

23.1         Consent of Akin Gump Strauss Hauer & Feld LLP.  Included in Exhibit
             5 hereto.

23.2 Consent of Ernst & Young, LLP with respect to its report dated February 4, 2003.

99.1         2000 Employee Stock Incentive Plan, as amended

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on the 18th day of September, 2003.

                                      INNOVO GROUP INC.


                                      By: /s/ Samuel J. Furrow, Jr.
                                          -------------------------
                                              Samuel J. Furrow, Jr.
                                              Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                        Title                              Date
         ----                        -----                              ----

/s/ Samuel J. Furrow, Jr.     Chief Executive Officer,        September 18, 2003
---------------------------   Chief Operating Officer
Samuel J. Furrow, Jr.         and Director; Principal
                              Executive Officer


/s/ Partricia Anderson-Lasko  President and Director          September 18, 2003
---------------------------
Patricia Anderson-Lasko


/s/ Marc B. Crossman          Chief Financial Officer,        September 18, 2003
---------------------------   Principal Financial Officer,
Marc B. Crossman              Principal Accounting Officer
                              and Director


       *                      Chairman of the Board           September 18, 2003
---------------------------   and Director
Samuel J. Furrow


       *                      Director                        September 18, 2003
---------------------------
Daniel Page


       *                      Director          `             September 18, 2003
---------------------------
Dr. John Looney


/s/ Suhail Rizvi              Director                        September 18, 2003
---------------------------
Suhail Rizvi


/s/ Kent A. Savage            Director                        September 15, 2003
---------------------------
Kent A. Savage


/s/ Vincent Sanfillipo        Director                        September 18, 2003
---------------------------
Vincent Sanfillipo


*By: /s/ Samuel J. Furrow, Jr
     ---------------------------
         Samuel J. Furrow, Jr.
         Attorney-in-Fact

                                                   EXHIBIT INDEX

Exhibit No.              Description of Exhibit
-----------              ----------------------

5            Opinion of Akin Gump Strauss Hauer & Feld LLP

23.1         Consent of Akin Gump Strauss Hauer & Feld LLP.  Included in Exhibit
             5 hereto.

23.2 Consent of Ernst & Young, LLP with respect to its report dated February 4, 2003.

99.1         2000 Employee Stock Incentive Plan, as amended